Sport Supply Group Reports Q309 Diluted EPS of $0.27 vs. $0.25 Year Ago

•	Operating Margins exceed 10% for the Quarter

•	Trailing twelve months EBITDA of $23.9 Million, up 17% from $20.4 Million in the prior trailing 12 month period; Trailing twelve months Net Income of $11.4 Million, up 50% from $7.6 Million in the prior trailing 12 month period

•	Net Income Up 21% Year to Date

The Company will host a conference call today at 3:30CT / 4:30 ET. The call may be accessed by dialing 866 730 5767 and using pass code 76240866. A replay of the call may be accessed for seven days by calling 888 286 8010 and using pass code 54527274.

May 12, 2009. Dallas, TX. Sport Supply Group, Inc. (NASDAQ: RBI) today announced results for its third fiscal quarter ending March 31, 2009. Results for the Quarter include:

•	Net sales of $63.8 Million, down 3.1% from the prior year

•	Gross Margins of 35.4%, down 118 bps from the prior year

•	SG&A of $16.0 Million, down 10.0% or $1.7 Million from the prior year

•	Operating Profit of $6.57 Million, up 3.9% from the prior year

•	Operating Margins of 10.3%, up from 9.6% the prior year

•	EBITDA of $7.3 Million, essentially even with the prior year

•	Net Income of $3.5 Million, up 3.9% from the prior year

•	Diluted EPS of $0.27, up 8.0% from $0.25 in the prior year

Year to Date Results for the first nine months of the Fiscal Year include:

•	Net sales of $190.5 Million, essentially even with the prior year

•	Gross Margins of 35.8%, down 44 bps from 36.2% in the prior year

•	SG&A of $51.5 Million, down 3.4% or $1.8 Million from the prior year

•	Operating Profit of $16.7 Million, up 6.7% from the prior year

•	Operating Margins of 8.8%, up from 8.2% in the prior year

•	Net Income of $9.6 Million, up 21% from the prior year

•	Diluted EPS of $0.68, up 11% from $0.61 in the prior year

•	Notes Payable and Long Term Debt reduced by $20.5 Million

Commenting on these results, Adam Blumenfeld, Chairman and CEO stated: “I am extremely pleased with these results for the Quarter and Year-to-Date periods given the extraordinary operating environment that currently exists. We produced operating margins of greater than 10% for the Quarter by continuing our focus on the cost structure of the business, and maintaining sales and margins within a relative range of acceptability through a number of well executed programs on our Catalog and Team Dealer Platforms. Although we have seen some impact of the weakening economy on our second and third quarter sales and profits, through nine months the business has produced marginally higher net sales and higher profits than the prior year, which on a comparative basis we think is extremely impressive. Within the institutional sporting goods space, we believe the Company is better positioned than its peers in both sales and profitability, a byproduct of our fragmented and large customer base (more than 100,000 active customers), diverse product mix of equipment and uniforms (more than 10,000 active SKUs), significant scale, superior technology, and outstanding execution from our 750 employees nationwide.”

Mr. Blumenfeld continued, “Despite our higher profits to date, we have no illusions as to the challenges that may lie ahead. School and city budgets may face significant challenges in the coming months. We see a “strong get stronger, weak get weaker” scenario unfolding and think that Sport Supply Group is well positioned to capitalize on such a scenario over the longer term. While no company is immune to the effects of weakened demand, we think a combination of conservative spending and an aggressive pursuit of new customers, new markets and new products is the right recipe to best weather the storm. We intend to take every step necessary today in cutting costs, preserving existing business, strengthening our balance sheet and locating new opportunities so that when the tide does turn we are positioned to create maximum operating leverage and growth for the benefit of our shareholders, and ultimately for the benefit of the franchise value of this Company.”

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Net sales	$63,761	$65,821	$190,513	$190,284
Cost of sales	41,186	41,739	122,287	121,301

Gross profit	22,575	24,082	68,226	68,983
Selling, general and administrative expenses	15,998	17,750	51,525	53,328

Operating profit	6,577	6,332	16,701	15,655

Other income (expense):
Interest income	2	45	118	202
Interest expense	(887)	(974)	(2,801)	(3,154)
Gain on early retirement of Notes	—	—	1,443	—
Other income	19	42	19	77

Total other expense	(866)	(887)	(1,221)	(2,875)

Income before income taxes	5,711	5,445	15,480	12,780
Income tax provision	2,201	2,069	5,857	4,856

Net income	$3,510	$3,376	$9,623	$7,924

Weighted average number of shares outstanding:
Basic	12,386,830	12,296,813	12,381,895	12,043,082

Diluted	14,388,369	15,842,816	14,975,812	15,578,514

Net income per common share – basic	$0.28	$0.27	$0.78	$0.66

Net income per common share – diluted	$0.27	$0.25	$0.68	$0.61

Dividends declared per common share	$0.05	$0.025	$0.075	$0.075

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars In thousands)

	March 31, 2009	June 30,
		2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,557	$20,531
Accounts receivable, net	37,463	34,060
Inventories	34,541	36,318
Current portion of deferred income taxes	3,934	3,866
Prepaid income taxes	915	—
Prepaid expenses and other current assets	2,363	1,203

TOTAL CURRENT ASSETS	82,773	95,978
PROPERTY AND EQUIPMENT, net	8,673	9,715
DEFERRED DEBT ISSUANCE COSTS, net	384	1,389
INTANGIBLE ASSETS, net	6,414	6,972
GOODWILL	53,082	53,543
OTHER ASSETS, net	76	98

TOTAL ASSETS	$151,402	$167,695

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$20,376	$21,183
Accrued liabilities	7,479	11,842
Dividends payable	311	309
Accrued interest	559	240
Current portion of long-term debt	28,920	108
Income taxes payable	—	677

TOTAL CURRENT LIABILITIES	57,645	34,359
DEFERRED INCOME TAX LIABILITY	3,699	4,014
NOTES PAYABLE AND OTHER LONG-TERM DEBT	750	50,036

TOTAL LIABILITIES	62,094	88,409

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	125	125
Additional paid-in capital	65,980	64,648
Retained earnings	24,006	15,316
Treasury stock at cost	(803)	(803)

TOTAL STOCKHOLDERS’ EQUITY	89,308	79,286

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$151,402	$167,695

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In thousands)

	Nine Months Ended
	March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,623	$7,924
Adjustments to reconcile net income to cash provided by operating activities:
Provision for uncollectible accounts receivable	711	714
Depreciation and amortization	2,120	2,798
Amortization of deferred debt issuance costs	1,133	719
Discount on early retirement of long term debt	(1,443)	—
Deferred income taxes	78	3,901
Stock-based compensation expense	853	355
Changes in operating assets and liabilities:
Accounts receivable	(4,114)	(9,691)
Inventories	1,777	(62)
Prepaid expenses and other current assets	(1,160)	(1,001)
Other assets, net	22	31
Accounts payable	(807)	4,694
Income taxes payable / prepaid income taxes	(1,592)	3,112
Accrued liabilities and accrued interest	(4,044)	1,604

Net cash provided by operating activities:	3,157	15,098

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(520)	(1,371)

Net cash used in investing activities:	(520)	(1,371)

CASH FLOWS FROM FINANCING ACTIVITIES:
Early retirement of long term debt	(19,701)	—
Deferred debt issuance cost	(128)	(23)
Proceeds from bank line of credit	36,773	1,015
Payments on notes payable and line of credit	(36,103)	(25,809)
Payment of dividends	(931)	(871)
Tax benefit related to the exercise of stock options	249	—
Cash paid for treasury shares	—	(145)
Proceeds from issuance of common stock	230	19,481

Net cash used in financing activities:	(19,611)	(6,352)

Net change in cash and cash equivalents	(16,974)	7,375
Cash and cash equivalents, beginning of period	20,531	5,670

Cash and cash equivalents, end of period	$3,557	$13,045

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,371	$1,976

Cash paid (refunded) for income taxes	$7,207	$(1,532)

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND
ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended		Trailing Twelve Months
	March 31,		Ended March 31,
	2009	2008	2009	2008
Net Income	$3,510	$3,376	$11,433	$7,621
Provision for income taxes	2,201	2,069	7,277	4,562
Interest expense, net of interest income	885	929	2,102	4,480
Depreciation and amortization	701	947	3,060	3,724

EBITDA (a)	7,297	7,321	23,872	20,387

Other expenses:
Stock-based compensation expense	284	138	991	355

Adjusted EBITDA (a)	$7,581	$7,459	$24,863	$20,742

(a) EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as net income before interest expense (net of interest income), income taxes, depreciation, amortization, and other items included in the caption above labeled “Other expenses” which do not directly relate to ongoing operations. SSG management relies on EBITDA and Adjusted EBITDA as the primary measures to review and assess operating performance. SSG believes it is useful to investors to provide disclosures of its operating results on the same basis that is used by management. Management and investors also review EBITDA and Adjusted EBITDA to evaluate SSG’s overall performance and to compare SSG’s current operating results with corresponding periods and with other companies. You should not consider EBITDA and Adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States of America. Because EBITDA and Adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States of America and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

About Sport Supply Group

Sport Supply Group, Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40 man telesales team, 197 direct sales professionals and a family of company-controlled websites.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the Company’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions which changes may negatively impact school and other government supported budgets as well as the cost of doing business, actions and initiatives by current and potential competitors, the availability and cost of financing, and certain other additional factors described in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s annual reports on Form 10-K and under the heading “Risk Factors” and/or “Statement Regarding Forward-Looking Disclosure” in the Company’s quarterly reports on Form 10-Q. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:
Sport Supply Group, Inc.
Adam Blumenfeld, 972-243-0879